                                  Exhibit 10.18

                                 PROMISSORY NOTE

Principal Amount: $200,000                         Date of Note:  April 28, 2004

         FOR VALUE RECEIVED, the undersigned, SulphCo, Inc., a Nevada corporation ("Borrower"), promises to pay in lawful money of the United States of America to the order of Rudolf W. Gunnerman and Doris Gunnerman (collectively, "Lender"), at such place as Lender may designate in writing from time to time, the principal sum of Two Hundred Thousand and No/100 Dollars ($200,000.00), plus interest thereon as provided below.

1. INTEREST. The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate per annum equal to the Prime Rate (as hereinafter defined) from time to time in effect. Accrued interest shall be payable on each anniversary date of the making of this Note and at maturity, beginning with the first interest payment on April 29, 2005. The term "Prime Rate" shall mean, as of any point in time, the rate of interest then most recently announced by Bank of America as its prime rate; and the applicable interest rate under this Note shall change simultaneously with each change in the Prime Rate. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days.

2. PAYMENTS AND TERM. The entire indebtedness of funded principal, if not sooner paid, shall be due and payable upon demand made at any time after the first anniversary date of the making of this Note (the "Maturity Date"). All payments on account of the indebtedness evidenced by this Note shall be first applied to any default interest and costs owed under this Note (if any) and then to principal.

3. PREPAYMENT. The principal indebtedness evidenced by this Note may be prepaid, in whole or in part, with or without interest, and without payment of a prepayment fee.

4. DEFAULT. The occurrence of any one or more of the following shall constitute an event of default under this Note:

         (i)      Failure to make any payment of principal or interest when due;
                  or
         (ii) The occurrence of any other event of default under this Note following ten (10) days written notice thereof to the Borrower.

            Time is of the essence. If an event of default occurs under this Note after the passage of applicable cure periods, (i) the entire principal balance hereof shall, at the option of Lender, without notice, bear interest at a rate equal to eighteen percent (18%) per annum (or the maximum rate permitted by applicable law if that is less) from the date of the event of default until such event of default is cured and (ii) the entire principal balance hereof and all accrued interest shall immediately become due and payable (or issuable in the case of stock) at the option of Lender, without notice. Lender's failure to exercise any option hereunder shall not constitute a waiver of the right to exercise the same for any subsequent event of default.

5. COSTS AND ATTORNEYS' FEES. If an event of default occurs under this Note and Lender consults an attorney regarding the enforcement of any of its rights under this Note, or if this Note is placed in the hands of an attorney for collection, or if suit be brought to enforce this Note, Borrower promises to pay all costs thereof, including attorneys' fees. Said costs and attorneys' fees shall include, without limitation, costs and attorneys' fees in any appeal or in a proceeding under any present or future federal bankruptcy act or state receivership.

6. SECURITY. This Note is unsecured.

7. WAIVER OF PRESENTMENT, ETC. Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest.

8. GOVERNING LAW. This Note shall be construed, enforced and otherwise governed by the laws of the State of Nevada.

Dated as of the 29th day of April, 2004.

SULPHCO, INC.



By:  /S/ KIRK S. SCHUMACHER
     ----------------------
         Kirk S. Schumacher
         President